RSSM ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
Certified Public Accountants & Profitability Consultants

1956 - 2006 50 Years · Growth · Vision · Solutions

December 5, 2014

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7561

Also Via Fax: 202-772-9273

Re: Notice Pursuant to SEC Rule 17a-5(f)(4)

Ladies and Gentlemen:

We have read the statements made by Tumbleweed Holdings, Inc. included under Item 4.01 of its Form 8-K concerning the replacement of Rosen Seymour Shapss Martin & Company LLP ("RSSM") as the company's independent registered public accounting firm (copy attached) which, we understand, was filed with the Securities and Exchange Commission on November 26, 2014 pursuant to paragraph (f)(4) of Rule 17a-5 under the Securities Exchange Act of 1934. We are in agreement with the statements contained therein regarding those items required to be reported pursuant to paragraph (f)(4) of Rule 17a-5.

Very truly yours,

Neil Sonenberg

Rosen Seymour Shapss Martin & Company LLP
757 Third Avenue
New York, N.Y. 10017-2049

Attachment

cc: Securities and Exchange Commission
New York Regional Office
200 Vesey Street, Suite 400
New York, N.Y. 10281-1022
Also Via E-mail: newyork@sec.gov